As filed with the Securities and Exchange Commission on April 3, 1998
                                                               File NO. ________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                  DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR              11-3197148
                ORGANIZATION)                              (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)
    4041 N. CENTRAL AVENUE, SUITE 2000
          PHOENIX, ARIZONA 85012                                85012
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                            ------------------------

                             1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                            -------------------------

                     MICHAIL ITKIS, CHIEF EXECUTIVE OFFICER
                       4041 N. CENTRAL AVENUE, SUITE 2000
                             PHOENIX, ARIZONA 85012
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (602) 200-8900
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

            IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:
                            STEPHEN P. ROTHMAN, ESQ.
                         GUTH ROTHMAN & CHRISTOPHER LLP
                      10866 WILSHIRE BOULEVARD, SUITE 1250
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 474-8809

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                             Proposed Maximum         Proposed Maximum
  TITLE OF SECURITIES                    Amount               Offering Price             Aggregate                Amount of
   TO BE REGISTERED               to be Registered(1)          Per Share(2)          Offering Price(2)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
value $0.01 per share, and       1,500,000 shares and          $0.859375              $1,289,062.50               $380.27
options to purchase Class A       options to purchase
Common Stock                          such shares



(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sale prices of the Registrant's Class A Common Stock on the Nasdaq, National Market on March 30, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Interactive Flight Technologies, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The description of the Registrant's Class A Common Stock as set forth in the Registrant's registration statement on Form 8-A filed with the Commission on December 31, 1994, as amended by the Registrant's registration statement on Form 8-A/A filed with the Commission on March 8, 1995, and any other amendments or reports filed with the Commission for the purpose of updating such description.

         In addition, all documents filed subsequent to the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  DESCRIPTION OF SECURITIES.

         The Registrant's Class A Common Stock is registered under Section 12 of the Exchange Act. The options registered hereunder are issued or issuable under the Company's 1997 Stock Option Plan approved by the Company's stockholders in June 1997 (the "Stock Option Plan"). The Stock Option Plan provides for the issuance of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) and non-qualified stock options to purchase an aggregate of up to 1,500,000 shares of the Class A Common Stock of the Company. The Stock Option Plan permits the grant of options to employees, directors, consultants and advisors of the Company. Under the Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Class A Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The exercise price of a non-qualified stock option is determined in the discretion of the plan administrator, and may be more or less than the fair market value of the Class A Common Stock on the date of the grant. The term of an incentive stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder); the term of a non-qualified option is determined in the discretion of the plan administrator and stated in the notice of grant. The vesting schedule and the period required for full exercisability of the stock options are at the discretion of the plan administrator.

         As of March 24, 1998, incentive stock options for approximately 100,550 shares were outstanding under the 1997 Stock Option Plan and no non-qualified options were outstanding. The exercise price of all options granted was equal to the fair market value of the Class A Common Stock at the date of the grant. The terms of the options granted to that date were ten years, with vesting periods up to three years from the date of grant.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Certificate of Incorporation (the "Company Certificate") includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the Delaware General Corporation Law ("DGCL"). The DGCL does not permit liability to be eliminated (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (iv) for any transaction for which the director derived an improper personal benefit.

         Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company Certificate of the Registrant provides that the Registrant shall indemnify its directors and executive officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The Company Certificate also provides that the Registrant will advance to directors and executive officers expenses incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the DGCL and the Company Certificate, subject to certain exceptions, as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that the Registrant will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

         The Registrant maintains directors' and officers' liability and company reimbursement insurance which, among other things (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity as such, and (ii) provides for payment on behalf of the Registrant to indemnify directors or officers for such loss pursuant to statutory or common law or pursuant to duly effective certificate of incorporation or by-law provisions.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.

Exhibit
Number

 4.1     1997 Stock Option Plan of Interactive Flight Technologies, Inc.

 4.2     Form of Stock Option Agreement under 1997 Stock Option Plan

 4.3*    Specimen of Class A Common Stock Certificate

 5.1     Opinion of Guth Rothman & Christopher LLP

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Guth Rothman & Christopher LLP (contained in Exhibit 5.1)

24.1 Powers of Attorney (included on signature page of this Registration Statement)
-------------------
* Incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-86928.


Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 31, 1998.

                                    INTERACTIVE FLIGHT TECHNOLOGIES, INC.


                                    By:  /s/ Michail Itkis
                                         ------------------------------
                                             Michail Itkis
                                             Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michail Itkis and John Alderfer, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                           Date
---------                                   -----                                           ----
/s/ Michail Itkis                           Chief Executive Officer and Director        March 31, 1998
---------------------------
Michail Itkis

/s/Thomas M. Metzler                        President and Director                      March 31, 1998
---------------------------
Thomas M. Metzler

/s/ John W. Alderfer                        Chief Financial Officer                     March 31, 1998
---------------------------                 (Principal Financial and
John W. Alderfer                            Accounting Officer) and Director

EXHIBIT INDEX



Exhibit Number                                                                       Page No.
--------------                                                                       --------
         4.1        1997 Stock Option Plan of Interactive Flight                         8
                    Technologies, Inc.

         4.2        Form of Stock Option Agreement under 1997                           17
                    Stock Option Plan
         4.3*       Specimen of Class A Common Stock Certificate                         *

         5.1        Opinion of Guth Rothman & Christopher LLP                           20

        23.1        Consent of KPMG Peat Marwick LLP                                    21

        23.2        Consent of Guth Rothman & Christopher LLP
                    (contained in Exhibit 5.1)

        24.1 Powers of Attorney (included on signature page of this Registration Statement)



*Incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-86928.